UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2012

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 John Hopkins Court, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 431-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2012 we entered into a Credit Agreement (the “Credit Agreement”) with Athyrium Opportunities Fund (A) LP and Athyrium Opportunities Fund (B) LP (collectively “Athyrium”) for a $22,500,000 secured term loan (the “Term Loan”). The Term Loan has a maturity date of December 7, 2017 (the “Maturity Date”) and bears interest at 11.5% per annum. Interest payments are due quarterly over the five-year term of the Term Loan and, other than as described below, we are not required to make payments of principal for amounts outstanding under the Term Loan until the Maturity Date. Subject to certain exceptions, the Term Loan is secured by substantially all of our assets, including our intellectual property.

Pursuant to the terms of the Credit Agreement, in the event of certain disposition transactions, we are required to apply 50% of the net cash proceeds from such transaction to prepay amounts outstanding under the Term Loan. We are required to apply 100% of the net cash proceeds from such transaction to prepay amounts outstanding under the Term Loan if the disposition transaction was done involuntarily. Additionally, subject to certain exceptions and annual caps, we are required to apply 50% of the net cash proceeds from any extraordinary event to prepay amounts outstanding under the Term Loan. Extraordinary events include pension plan reversions, proceeds of insurance, condemnation awards, indemnity payments and purchase price adjustments (but specifically excludes the sale of our equity securities). Prepayments of amounts outstanding under the Term Loan are subject to a 15% prepayment premium if made prior to December 7, 2014, or a lesser premium based on the number of months elapsed from December 1, 2014 if made after December 7, 2014.

The Credit Agreement includes limitations on our ability to, among other things, grant certain liens, make certain investments, incur certain debt, engage in certain mergers and acquisitions, dispose of assets, make certain restricted payments such as dividend payments, engage in any business not related to our current business strategy, enter into certain transactions with affiliates and insiders, enter into certain agreements that encumber or restrict our ability to satisfy our obligations under the Credit Agreement, use the proceeds from the Term Loan to purchase margin stock, make certain voluntary prepayments on outstanding debt, make certain fundamental changes to our corporate organization, make certain changes to our existing revolving credit facility with Comerica Bank (the “Comerica Facility”) and permit our total revenues for any fiscal quarter to be less than $7,500,000, and contains usual and customary covenants for an arrangement of its type.

The events of default under the Credit Agreement include, among other things, payment defaults, breaches of covenants, material misrepresentations by us, bankruptcy events, judgments against us, certain violations of the Employee Retirement Income Security Act of 1974, the invalidity of any document entered into in connection with the Term Loan, the occurrence of an event of default under the Comerica Facility, and the occurrence of a change of control. In the case of a continuing event of default, Athyrium may, among other remedies, declare due all unpaid principal and interest outstanding and exercise all other rights and remedies available to it under the Credit Agreement.

As required by the terms of the Credit Agreement, we have granted Athyrium the right, during such period of time that we have unpaid or unsatisfied obligations under the Credit Agreement, to designate one individual to attend, in a nonvoting observer capacity, all meetings of our Board of Directors and any committee thereof, subject to certain limitations.

Pursuant to the Credit Agreement we issued to Athyrium warrants to purchase up to 2,935,568 shares of our common stock at a price of $2.49 per share, which represents a 17.5% premium over the closing price of our common stock on December 7, 2012 as reported by The Nasdaq Global Market (collectively, the “Warrant”). The Warrant is immediately exercisable and has a term of seven years. The Warrant is subject to price-based anti-dilution adjustments in the event of certain issuances by us of equity or equity-linked securities at effective prices per share of less than $2.12, subject to a floor exercise price per share for the Warrant following any such anti-dilution adjustments of $2.12 per share. Pursuant to the terms of the Warrant, in no event can the Warrant be exercisable for more than 2,556,577 shares of our common stock unless and until we have received shareholder approval for issuances of common stock under the Warrant in excess of such amount. We have agreed to use commercially reasonable efforts to obtain such shareholder approval at our shareholders’ meetings that occur before July 1, 2014. In connection with issuing the Warrant, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with Athyrium whereby we agreed to register the shares of common stock issuable pursuant to the Warrant (the “Warrant Shares”) under the Securities Act of 1933, as amended (the “Securities Act”), under certain circumstances upon demand of holders thereof or at their request to the extent we seek to register other equity securities for sale.

In connection with the Credit Agreement, we entered into an amendment to our Comerica Facility (the “Comerica Amendment”) whereby certain provisions of the Comerica Facility were amended to reflect the Credit Agreement with Athyrium, the aggregate maximum amount that may be borrowed by us under the Comerica Facility was reduced from $10,000,000 to $7,500,000, and our minimum tangible net worth requirement was reduced from $20,000,000 to $10,000,000 plus an escalation of 50% of any equity proceeds received by us from the sale of our equity securities up to an aggregate increase of no more than $5,000,000.

Copies of the definitive agreements for the Term Loan, Warrant, Registration Rights Agreement and Comerica Amendment will be filed with the Securities and Exchange Commission in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. We relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Rule 506 of Regulation D thereunder, for the issuance of the Warrant and the Warrant Shares. Athyrium represented that it was an “accredited investor” as defined in Regulation D of the Securities Act and that the Warrant and the Warrant Shares were being acquired solely for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Verenium Corporation dated December 10, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: December 10, 2012	By:	/S/ Jeffrey G. Black
	Name:	Jeffrey G. Black
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Verenium Corporation dated December 10, 2012.